Exhibit 99.3

ALTITUDE INTERNATIONAL HOLDINGS, INC.

UNAUDITED PRO-FORMA CONDENSED COMBINED

FINANCIAL INFORMATION

INTRODUCTION

On March 7, 2022, Altitude International Holdings, Inc. (the “Company”) and its wholly owned subsidiary CMA Soccer, LLC (“CMAS”), entered into a Consulting, Management and License Agreement (the “Agreement”) with Soccer Partners America, a Colorado not-for-profit corporation (“RUSH Soccer”).

RUSH Soccer is a national competitive youth soccer club that administers boys’ and girls’ teams internationally (the “RUSH Programs”) with proprietary training methodology, documentation and materials (the “RUSH Materials”), proprietary technologies and platforms (the “RUSH Technologies”), and a database of individuals (the “RUSH Database”).

Pursuant to the terms of the Agreement, CMAS agreed to administer, deliver and develop the RUSH Programs for an initial term of ten years, with automatic renewals for two five-year terms. RUSH Soccer has granted CMAS an exclusive license to use the RUSH name, logo, the RUSH Materials and the RUSH Technologies in connection with the operation, marketing and exploitation of full time, school semester, school year and short time weekly, junior, adult, professional and family, boarding and non-boarding soccer programs.

CMAS agreed to pay RUSH Soccer a fee of $20,000 per year annually during the term of the Agreement.

CMAS and the Company agreed to engage certain key personnel from RUSH Soccer as consultants for CMAS.

Additionally, the Company, CMAS and RUSH Soccer agreed to establish a RUSH-branded men’s professional soccer team (the “Pro Team”) that shall be a wholly owned subsidiary of CMAS and shall be managed by Schulz. The Company, CMAS and RUSH Soccer agree to work together to raise $3,000,000, $2,700,000 of which shall be used for the establishment and operation of the Pro Team and $300,000 of which will be used for the administration of the RUSH Programs. If the amount for the Pro Team is not raised within the first three years of the Agreement, RUSH Soccer may terminate the Agreement with 60 days’ notice.

The following unaudited pro-forma condensed combined financial information is based on the historical financial statements of the Company and the historical financial statements of RUSH Soccer.

The unaudited pro-forma condensed combined statement of operations for the three months ended March 31, 2022, reflects the acquisition as if it occurred on January 1, 2022 and are based on the historical consolidated financial statements of the Company and RUSH Soccer, as adjusted to give effect to the Agreement. The unaudited condensed balance sheet as of March 31, 2022, as reflected in the Form 10-Q for the period ended March 31, 2022, presents an unaudited condensed consolidated balance sheet of the Company and RUSH Soccer as of March 31, 2022.

The unaudited pro-forma condensed combined balance sheet as of December 31, 2021 and the unaudited pro-forma condensed combined statement of operations for the year ended December 31, 2021 reflects the acquisition as if it occurred on January 1, 2021 and are based on historical consolidated financial statements of the Company and unaudited condensed financial statements of RUSH Soccer, as adjusted to give effect to the Agreement.

The unaudited pro-forma condensed combined financial information should be read in conjunction with the audited financial statements and related disclosures contained in the Company’s Annual Report filed with the SEC on Form 10-K for the year ended December 31, 2021, and the audited financial statements of RUSH Soccer that are attached to this Form 8-K/A as an exhibit.

The unaudited pro-forma condensed combined financial information is presented for illustrative purposes only and are not necessarily indicative of the results of operations and financial position that would have been achieved had the acquisition been completed and taken place on the dates indicated or the future consolidated results of operations or financial position of the Company.

UNAUDITED PRO-FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
	For the Three Months Ended March 31, 2022
		Rush	Pro-forma
	ALTD	Soccer	Adjustments	Total
Revenue and income, net	$2,065,772	$420,293	$-	$2,486,065
Operating expenses
Direct costs of revenue	672,706	267,418	-	940,124
Professional fees	309,496	161,460	-	470,956
Salary and related expenses	638,501	215,992	-	854,493
Stock-based compensation	85,900	-	-	85,900
Marketing expense	47,430	8,390	-	55,820
Rent expense	172,550	-	-	172,550
Other general and administrative expenses	382,204	58,419	-	440,623
Total operating expenses	2,308,787	711,679	-	3,020,466
Loss from operations	(243,015)	(291,386)	-	(534,401)
Other income (expense)
Interest expense	(15,972)	-	-	(15,972)
Total other income (expense)	(15,972)	-	-	(15,972)
Net loss	$(258,987)	$(291,386)	$-	$(550,373)
Net loss per common share - basic and fully diluted	$(0.00)			$(0.00)
Weighted average number of common shares outstanding during the period - basic and fully diluted	360,995,488			370,995,488

UNAUDITED PRO-FORMA CONDENSED COMBINED BALANCE SHEETS
	December 31, 2021
		Rush		Pro-forma
	ALTD	Soccer		Adjustments	Total
ASSETS
Current assets
Cash	$423,165	$854,770		$-	$1,277,935
Accounts, receivable, net	91,520	890,606		-	982,126
Inventory	161,235	-		-	161,235
Prepaid expense	88,134	59,618		-	147,752
Total current assets	764,054	1,804,994		-	2,569,048
Fixed assets, net	71,036	4,065		-	75,101
Intangible assets, net	287,500	-		-	287,500
Goodwill	29,493,398	-	(a)	956,000	30,449,398
Total assets	$30,615,988	$1,809,059		$956,000	$33,381,047

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$436,896	$42,279	(a)	$20,000	$499,175
Stockholders’ advance	36,211	-		-	36,211
PPP loan	20,800	140,800		-	161,600
Loan payable	-	501,724		-	501,724
Deferred revenue	1,388,126	208,992		-	1,597,118
Total current liabilities	1,882,033	893,795		20,000	2,795,828
Non-current liabilties					-
Other non-current liability	-	-	(a)	380,000	380,000
Notes payable, net of current portion	1,288,887	100,000		-	1,388,887
Total non-current liabilities	1,288,887	100,000		380,000	1,768,887
Total liabilities	3,170,920	993,795		400,000	4,564,715

Stockholders’ equity
Preferred stock	-	-		-	-
Common stock	30,362,949	-	(a)	556,000	30,918,949
Net assets without donor restrictions	-	815,264		-	815,264
Accumulated deficit	(2,917,881)	-		-	(2,917,881)
Total stockholders’ equity	27,445,068	815,264		556,000	28,816,332
Total liabilities and stockholders’ equity	$30,615,988	$1,809,059		$956,000	$33,381,047

UNAUDITED PRO-FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
	For the Year Ended December 31, 2021
		Rush	Pro-forma
	ALTD	Soccer	Adjustments	Total
Revenue and income, net	$6,595,867	$2,998,214	$-	$9,594,081
Operating expenses
Direct costs of revenue	2,862,941	987,309	-	3,850,250
Professional fees	407,401	17,050	-	424,451
Salary expenses	2,396,915	651,293	-	3,048,208
Stock-based compensation	657,947	-	-	657,947
Marketing expense	240,080	20,109	-	260,189
Rent expense	648,080	-	-	648,080
Other general and administrative expenses	1,804,505	580,005	-	2,384,510
Total operating expenses	9,017,869	2,255,766	-	11,273,635
Income (loss) from operations	(2,422,002)	742,448	-	(1,679,554)
Other income (expense)
Loss on settlement of debt	(11,754)	-	-	(11,754)
Gain on forgiveness of PPP loans	614,972	-	-	614,972
Interest expense	(22,833)	-	-	(22,833)
Other income (expense)	580,385	-	-	580,385
Net income (loss)	$(1,841,617)	$742,448	$-	$(1,099,169)
Net loss per common share - basic and fully diluted	$(0.01)			$(0.01)
Weighted average number of common shares outstanding during the period - basic and fully diluted	189,059,461			199,059,461

NOTE 1 - BASIS OF PRESENTATION

The Company follows the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America and has a year-end of December 31.

The unaudited pro-forma condensed combined statements of operations of the Company and RUSH Soccer for the three-month period ended March 31, 2022 and the unaudited pro-forma condensed combined financial statements of the Company and RUSH Soccer for the year ended December 31, 2021 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the requirements for reporting on Form 10-Q and Regulation S-X. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. However, such information reflects all adjustments (consisting solely of normal recurring adjustments unless otherwise indicated), which are, in the opinion of management, necessary for the fair presentation of the financial position and the results of operations. Results shown for interim periods are not necessarily indicative of the results to be obtained for a full fiscal year. The balance sheet information as of December 31, 2021, was derived from the audited financial statements included in the Company’s financial statements as of and for the year ended December 31, 2021, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2022. These financial statements should be read in conjunction with that report.

NOTE 2 - DESCRIPTION OF THE TRANSACTION

On March 7, 2022, the Company and its wholly owned subsidiary CMAS, entered into a Consulting, Management and License Agreement (the “Agreement”) with Soccer Partners America, a Colorado not-for-profit corporation (“RUSH Soccer”).

RUSH Soccer is a national competitive youth soccer club that administers boys’ and girls’ teams internationally (the “RUSH Programs”) with proprietary training methodology, documentation and materials (the “RUSH Materials”), proprietary technologies and platforms (the “RUSH Technologies”), and a database of individuals (the “RUSH Database”).

Pursuant to the terms of the Agreement, CMAS agreed to administer, deliver and develop the RUSH Programs for an initial term of ten years, with automatic renewals for two five-year terms. RUSH Soccer has granted CMAS an exclusive license to use the RUSH name, logo, the RUSH Materials and the RUSH Technologies in connection with the operation, marketing and exploitation of full time, school semester, school year and short time weekly, junior, adult, professional and family, boarding and non-boarding soccer programs.

CMAS agreed to pay RUSH Soccer a fee of $20,000 per year annually during the term of the Agreement.

CMAS and the Company agreed to engage certain key personnel from RUSH Soccer as consultants for CMAS.

Additionally, the Company, CMAS and RUSH Soccer agreed to establish a RUSH-branded men’s professional soccer team (the “Pro Team”) that shall be a wholly owned subsidiary of CMAS and shall be managed by Schulz. The Company, CMAS and RUSH Soccer agree to work together to raise $3,000,000, $2,700,000 of which shall be used for the establishment and operation of the Pro Team and $300,000 of which will be used for the administration of the RUSH Programs. If the amount for the Pro Team is not raised within the first three years of the Agreement, RUSH Soccer may terminate the Agreement with 60 days’ notice.

NOTE 3 - PURCHASE PRICE ALLOCATION

The following table summarizes the consideration given for Altitude and the fair values of the assets and liabilities assumed at the acquisition date.

Consideration given:

Common stock shares given	$556,000
Future consideration	400,000
Total consideration given	$956,000

Fair value of identifiable assets acquired, and liabilities assumed:
Cash	$1,216,126
Accounts receivable	447,941
Prepaid expenses	118,150
Other current assets	800
Fixed assets, net	4,065
Loan payable	(501,724)
Accounts payable and accrued expenses	(176,275)
Deferred revenue	(219,917)
Note payable	(100,000)
Total identifiable net asset	789,166
Goodwill	166,834
Total consideration	$956,000

NOTE 4 – ADJUSTMENTS TO FINANCIAL INFORMATION

Explanation of Pro-Forma Adjustments

The pro-forma adjustments reflect the accounting for the acquisition should it have occurred on January 1, 2022 (for the period ended March 31, 2022) or January 1, 2021 (for the year ended December 31, 2021). The adjustments account for the consideration as reflect in Note 3.